UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

STANDARD PREMIUM FINANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56243	81-2624094
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13590 SW 134th Avenue, Suite 214, Miami, FL 33186

(Address of Principal Executive Office) (Zip Code)

305-232-2752

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

The information included or incorporated by reference in Item 2.03 of this Current Report relating to the increase of the size of the revolving credit agreement of Standard Premium Finance Holdings, Inc. (the “Company”) is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2025 the Company entered into an amendment of its loan agreement with First Horizon Bank which increased the size of its revolving credit facility to $50 million from $45 million.

Item 8.01 Other Events.

On May 27, 2025 Standard Premium Finance Holdings, Inc. (the “Company”) issued a news release announcing that the Board of Directors of the Company approved a stock repurchase program allowing the Company to repurchase up to $250,000 of the outstanding shares of the Company’s common stock in privately negotiated transactions through November 2, 2025.

The Company cannot predict when or if it will repurchase any shares of its common stock pursuant to the repurchase program. All such repurchases will be at the discretion of management. Information regarding share repurchases will be reported by the Company in its periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Loan Agreement dated May 21, 2025.
99.1	News release dated May 27, 2025 announcing approval of a common stock repurchase program.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STANDARD PREMIUM FINANCE HOLDINGS, INC.

Dated: May 28, 2025	By:	/s/ William J. Koppelmann
William J. Koppelmann Chairman and Chief Executive Officer